Exhibit 10.7

July 10, 2009

Rosenthal & Rosenthal, Inc.
1370 Broadway
New York, NY 10018

Ladies and Gentlemen:

The undersigned are affiliated or subsidiary companies which, severally, have entered into separate Collection Agency Agreements with you, (each a “Collection Agency Agreement”). Steven Madden, Ltd. is the parent corporation, and the other undersigned companies (it being understood that all references to the undersigned excludes you, Rosenthal & Rosenthal, Inc.) are subsidiaries thereof. Each of the undersigned has reduced its cost of operation by sharing premises, office equipment and support personnel with each other. Consequently, each of the undersigned will benefit from continued financial well being of the other.

Subject to the provisions of this letter agreement, each Collection Agency Agreement provides for, among other things, payment of a minimum charge in the amount of $480,000 per annum during the first Contract Year (as defined in each Collection Agency Agreement) and each Contract Year thereafter (the “Minimum Commission”).

Each Collection Agency Agreement further provides for, among other things, advances to be made and letters of credit to be opened in aggregate amounts of up to $30,000,000 (the “Maximum Availability”).

This will confirm that:

(i)

Notwithstanding any provision of each Collection Agency Agreement or this letter agreement to the contrary, the Minimum Commission shall apply to the undersigned in the aggregate; the Minimum Commission applicable to the undersigned, jointly, shall not exceed $480,000 in the aggregate for each Contract Year.

(ii)	the undersigned are and shall be jointly and severally liable to you for the payment of the Minimum Commission.

(iii)

you shall have the option at any time and from time to time, in your sole discretion, reasonably exercised, to charge the Minimum Commission in accordance with each Collection Agency Agreement either wholly or in part to any or all of the accounts of the undersigned in such manner and in such amount or amounts as you shall decide.

(iv)

Notwithstanding any provision of each Collection Agency Agreement to the contrary, the Maximum Availability shall apply to the undersigned in the aggregate; the Maximum Availability applicable to the undersigned, jointly, shall not exceed $30,000,000.

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(v)

Each of the undersigned appoints Steven Madden, Ltd. its attorney- in- fact with full power to act in its place and stead with respect to any matters in connection with their respective Collection Agency Agreements, including, without limitation, directing the advances to be made to and letters of credit to be opened for each of the undersigned thereunder.

(vi)

In addition, for administrative convenience, each of the undersigned agrees that any and all transactions and activity with respect to the purchase, sale, assignment and/or collection of receivables pursuant to their respective Collection Agency Agreements including, without limitation, the ledgering of the receivables (upon creation thereof, confirmatory assignment thereof to you, or at such other times as you may deem appropriate) and the collections made or deemed made by you in connection therewith shall be posted to a single account in the name of Steven Madden, Ltd., provided, however, that such account shall be segregated into separate subaccounts - (tradestyles) – one for each of the undersigned and the foregoing respective transactions and activities, with respect thereto, shall be posted to the appropriate subaccount.

(vii)

Each of the undersigned hereby agrees to indemnify and hold you harmless from and against any loss, claim or expense sustained or incurred by reason of your honoring the instructions contained in this letter and such indemnity and hold harmless provision shall survive any termination of this document and/or the instructions contained herein.

          No waiver, amendment, or modification of any provision of this letter agreement shall be valid, unless in a writing signed by each of the undersigned and Rosenthal & Rosenthal, Inc.

Steven Madden, Ltd.

		By:	/s/ Arvind Dharia

Agreed:		Steven Madden Retail, Inc.

ROSENTHAL & ROSENTHAL, INC.		By:	/s/ Arvind Dharia

By:	/s/ J. Michael Stanley
Daniel M. Friedman Associates, Inc.
J. Michael Stanley, Managing Director
		By:	/s/ Arvind Dharia

Stevies, Inc.

		By:	/s/ Arvind Dharia

Diva Acquisition Corp.

		By:	/s/ Arvind Dharia

SML Acquisition Corp.

		By:	/s/ Arvind Dharia

/s/ Awadhesh Sinha

V.P.

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